SHARE PURCHASE AGREEMENT

     THIS AGREEMENT is entered into as of the 30th day of August, 2002, by and between PROGRESSIVE AGENCY HOLDINGS CORP., an Ohio corporation ("Seller"), and BLAST ACQUISITION CORP., a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

     WHEREAS, Seller owns all of the issued and outstanding capital stock of Barry Scott Companies, Inc., a Delaware corporation ("Company"); and

     WHEREAS, Buyer desires to acquire from Seller all of the issued and outstanding capital stock of Company, and Seller desires to sell such stock to Buyer, upon the terms and conditions set forth below; and

     WHEREAS, the parties hereto have reached agreement as to the purchase and sale of such stock and certain related matters;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1.  SALE AND PURCHASE; PURCHASE PRICE PAYMENTS; SECURITY.
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     Section 1.1 Upon and subject to the terms and conditions of this Agreement,
Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, the Shares (as defined in Subsection 3.1(e) hereof) for an aggregate purchase price of Eight Hundred Fifty Thousand Dollars ($850,000.00) (the "Purchase Price"). The Shares to be sold to and acquired by Buyer hereunder constitute all of the issued and outstanding capital stock of Company.

     Section 1.2 The Purchase Price (together with interest as provided below) shall be the total sum to be paid by Buyer to Seller, and to be accepted by Seller from Buyer, in full payment and satisfaction for the Shares. The Purchase
Price  shall  be  paid  in  the  following   installments   (collectively,   the
"Installments" or, individually, an "Installment"):
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     (a) The first  Installment of the Purchase Price shall be paid to Seller at the Closing (as defined below) by delivery to Seller of the sum of Three Hundred Twenty-Five Thousand Dollars ($325,000.00).

     (b) The second Installment of the Purchase Price shall be paid to Seller on or before the second (2nd) anniversary of the Closing Date (as defined below), by delivery to the Seller of the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00).

     (c) The third Installment of the Purchase Price shall be paid to Seller on or before the third (3rd) anniversary of the Closing Date, by delivery to Seller of the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00).

     (d) The fourth Installment of the Purchase Price shall be paid to Seller on or before the fourth (4th) anniversary of the Closing Date by delivery to Seller of the sum of Two Hundred Seventy-Five Thousand Dollars ($275,000.00), together with accrued interest as provided below.

     (e) The second, third and fourth installments of the Purchase Price are herein referred to collectively as the "Deferred Installments" and individually as a "Deferred Installment". Each date on which a Deferred Installment is due is referred to herein as an "Installment Payment Date."

     Section 1.3 Interest shall accrue on the unpaid balance of the Purchase Price from and after the Closing Date at the rate of five percent (5%) per annum (the "Base Rate"). Interest shall be paid by Buyer to Seller quarterly in arrears on or before the tenth (10th) day of the month immediately following the last day of each calendar quarter (i.e., on or before April 10, July 10, October 10 and January 10 for the immediately preceding three (3) month period or portion thereof) following the Closing Date so long as any portion of the Purchase Price remains outstanding, except that all accrued interest shall be paid on the fourth Installment Payment Date or at such earlier time as the Purchase Price is paid in full. In the event Buyer shall fail to pay any Deferred Installment on or before the applicable Installment Payment Date or any interest payment on or before the date such interest payment is due and such failure shall continue for the Payment Default Cure Period (as defined below), then interest shall immediately begin to accrue on the unpaid balance of the Purchase Price at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less (the "Default Rate") until such delinquent amount is paid in full, together with all interest accrued through the date that such delinquent payment is paid in full, in addition to any other rights or remedies which Seller may have at law, in equity or under this

Agreement or the Security Agreement (defined below). Buyer shall be permitted to make a prepayment with respect to the Deferred Installments at any time without penalty, provided that each partial prepayment will be applied to reduce, in equal amounts, each Deferred Installment that remains outstanding as of the date of such prepayment until paid in full (e.g., one-third of any prepayments made prior to the due date for the first Deferred Installment (i.e., the second Installment) will be applied to reduce each of the first, second and third Deferred Installments (i.e., the second, third and fourth Installments)). Any amounts which the parties agree is due from the Seller to Buyer under this Agreement, or which is determined by a court of competent jurisdiction to be due from Seller to Buyer under this Agreement, shall be set off against amounts owed by Buyer to Seller hereunder. If there is a dispute as to such a set off at the time any payment is due from Buyer to Seller, Buyer shall have the right to deposit the portion of such payment which is equal to the amount of the disputed set off into escrow (such escrow to be at Buyer's sole cost and expense) in an interest-bearing account with an unaffiliated third party reasonably acceptable to Seller until the dispute is settled or resolved by a court order. Upon such settlement or court order, the payment and the interest shall be disbursed either as agreed or as the court determines. At Seller's option, Buyer shall execute and deliver to Seller at Closing, or at any time thereafter, a promissory note in form and substance reasonably acceptable to Seller and Buyer setting forth Buyer's Deferred Installment payment obligations, interest obligations and prepayment rights, and such other terms as the parties shall reasonably agree.

     Section 1.4 All Installments shall be paid by wire transfer of immediately available funds (in U.S. dollars) to such account or accounts as Seller shall designate for such purpose. All interest payments shall be paid, at Buyer's option, by wire transfer in accordance with the immediately preceding sentence or by certified or cashier's check (in U.S. Dollars) delivered on or before the date such payment is due to Seller's notice address hereunder or such other address as Seller may specify in writing. If any date scheduled for payment of a Deferred Installment or interest hereunder shall be a Saturday, Sunday or legal holiday, such Deferred Installment or interest shall be paid on the next succeeding business day that is not a legal holiday.

     Section 1.5 (a) In order to provide security for Buyer's obligations to pay each of the Deferred Installments of the Purchase Price, and interest as provided for hereunder, when and as the same shall become due and payable pursuant to the terms of this Article 1, whether by acceleration under Section
1.6 or otherwise, and for the due observance and/or performance of all other covenants and agreements made by Buyer hereunder, at the Closing, Buyer, Company and the Subsidiaries (defined below), as appropriate, will deliver and pledge to Seller and grant to Seller a first priority lien and security interest in all of the issued and outstanding capital stock of the Company and each of the Subsidiaries and in all of the properties and assets of the Company and the Subsidiaries, including, without limitation, their respective accounts receivable and books of business ("Security Interest"). At the Closing, Buyer will execute and deliver, and will cause Company and the Subsidiaries to execute and deliver, to Seller a security agreement, substantially in the form of Exhibit "A" hereto (the "Security Agreement"), granting, giving effect to and evidencing the Security Interest. At Closing, and thereafter as provided in the Security Agreement, Buyer, Company and the Subsidiaries, at their own cost and expense, will execute and/or deliver to Seller, promptly upon Seller's request, any and all such share certificates, stock powers, financing statements, continuation statements and other documents or instruments, and will do any and all such other acts and things, as Seller may reasonably request from time to time in order to evidence and/or perfect the Security Interest in accordance with the requirements of applicable law. Seller agrees that upon Buyer's payment in full of the Purchase Price and all interest accrued thereon, the Security Interest shall thereupon terminate without any further action by either party, and promptly after Buyer's written request therefor, Seller shall return any collateral then being held by Seller and file terminations of any financing statements then of record relating to the Security Interest.

     (b) Seller acknowledges that, after Closing, Buyer, the Company and/or the Subsidiaries may seek to sell and transfer individual locations operated by Company or the Subsidiaries or its book of business to third parties (in each case, a "Proposed Transferee"), and in so doing may desire to transfer to such Proposed Transferee certain of the assets of the Company or the Subsidiaries which are attributable to such location. Seller agrees that, upon Buyer's written request ("Transfer Request"), and provided that an Event of Default shall not have occurred hereunder (without taking into account any applicable notice or cure period set forth in Section 1.6, provided that if Buyer cures any such default, Buyer will no longer be deemed to be in default for the purposes of this provision), Seller will consent to any such transfer and release its lien and security interest in any such assets being transferred, but only if contemporaneously with the effectiveness of Seller's consent and release, Buyer pays to Seller in cash an amount equal to the product of:

          (i)  the then outstanding balance of the Purchase Price, times

          (ii) the greater of

               (A) a fraction, the numerator of which is the total commission and fee income attributable to the location being sold for the most recent 12 calendar months for which such information is available and the denominator of which is the total commission and fee income attributable to the Company and its Subsidiaries as a whole for such 12 month period (excluding any total commission and fee income attributable to other locations that were previously sold or transferred during such period), or

               (B) a fraction, the numerator of which is the total commission and fee income attributable to the location being sold for the then year-to-date period and the denominator of which is the total commission and fee income attributable to the Company and its Subsidiaries as a whole for the then year-to-date period (excluding the total commission and fee income attributable to other locations that were previously sold or transferred during such period).

Provided that an Event of Default shall not have occurred hereunder (without taking into account any applicable notice or cure period set forth in Section 1.6, provided that if Buyer cures any such default, Buyer will no longer be deemed to be in default for the purposes of this provision), any such payment shall be treated by the parties as a prepayment of Deferred Installments under Subsection 1.3 above. The Transfer Request shall be delivered to Seller at least thirty (30) days prior to the date of the proposed transfer to the Proposed Transferee, and shall include the identity of the Proposed Transferee (and, if the Proposed Transferee is a corporation or other entity, the identity of the owner(s) thereof), the information necessary to perform the calculations required by this Subsection 1.5(b) certified as true and correct by the Buyer's chief financial officer, and all documents or instruments which Buyer is requesting that Seller sign in connection therewith, which documents or instrument shall be subject to the reasonable approval of Seller. Buyer agrees to reimburse Seller for any reasonable costs or expenses incurred by Seller in connection with the foregoing. Any requested release of Seller's collateral which is not expressly covered by the provisions of this Subsection shall be subject to Seller's prior written consent, which may be withheld in Seller's sole and absolute discretion.

     Section 1.6 It shall be an "Event of Default" under this Agreement if: (i) Buyer fails for any reason to pay the full amount of any Installment of the Purchase Price on the applicable Installment Payment Date or fails for any reason to make any interest payment required hereunder on the date on which such payment is due and, in either case, such failure to pay is not cured within five
(5) days after Buyer receives written notice of such failure from Seller ("Payment Default Cure Period"); or (ii) any representation or warranty of Buyer made hereunder was untrue or incomplete in any material respect either when made or as of the Closing Date; or (iii) any representation or warranty of Buyer, the Company or any of the Subsidiaries under the Security Agreement was untrue or incomplete in any material respect when made; or (iv) Buyer fails in any material respect to perform any of its other covenants or obligations under this Agreement, which failure under this clause (iv) is not cured within fifteen (15) days after Seller shall have given Buyer written notice thereof; or (v) Buyer, the Company and/or any of the Subsidiaries fails in any material respect to perform any of its or their respective covenants or obligations under the Security Agreement, which failure under this clause (v) is not cured within fifteen (15) days after Seller shall have given Buyer written notice thereof. Upon the occurrence of an Event of Default, in addition to any other rights and remedies which Seller may have under this Agreement, under the Security Agreement, at law or in equity, Seller shall have the right to do any one or more of the following: (A) declare immediately due and payable all Deferred Installments of the Purchase Price and interest accrued thereon, and upon such declaration, all such sums shall be immediately due and payable to Seller; (B) charge interest on the unpaid balance of the Purchase Price at the Default Rate;
(C) notwithstanding anything to the contrary contained herein, apply any payments thereafter received from or on account of Buyer, first, to any damages, liabilities, costs or expenses incurred by Seller as a result of such Event of Default; second, to any interest accrued (at the Base Rate and/or the Default Rate, as applicable) hereunder through the date of such payment; and third, to the Deferred Installments in the inverse order of their maturities; (D) revoke any one or more of the rights granted by Seller to Buyer, Company or any of the Subsidiaries under Sections 5.3, 5.4 or 5.5 hereof; and/or (v) withhold, or cause any one or more of its affiliates (Seller and its affiliates being referred to herein collectively and individually as "Progressive") to withhold, any amounts owed by Progressive to Buyer, the Company, the Subsidiaries, Buyer's Guarantor and/or any other affiliates of Buyer or Buyer's Guarantor (hereinafter defined), including, without limitation, any commissions payable, and set off such amounts against the amounts owed by Buyer to Seller hereunder. Provided that Buyer does not dispute Seller's entitlement to exercise its remedies hereunder, Seller agrees that with respect to any Event of Default arising from Buyer's monetary default hereunder, Seller will first exercise its right to set off under clause (D) above against amounts then owed by Progressive to Buyer prior to exercising its remedies under the Security Agreement (it being understood that this provision applies only to setting off against those amounts then owed by Progressive and shall not be interpreted to require Progressive to delay other remedies because future set off rights may be available).

ARTICLE 2.  CLOSING.
-------------------

     Section 2.1 Closing. The "Closing" means the time at which Seller makes the sale of the Shares against payment by Buyer of the first Installment of the Purchase Price therefor. The Closing shall take place in the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, NY 11554, at 9:00 a.m., local time, on the Closing Date.

     Section 2.2 Closing Date. The "Closing Date" shall be August 30, 2002, or such other date as the parties may agree in writing.

     Section 2.3 Events of Closing. At the Closing, the following events shall occur:

     (a) Seller shall deliver to Buyer the stock certificate(s) representing all of the Shares, each such certificate to be duly issued in the name of Seller and duly endorsed to Buyer, and which, in the aggregate, will represent the record and beneficial ownership of all of the issued and outstanding capital stock of Company. All such certificates shall: (i) have any required transfer tax stamps or similar stamps attached at the cost and expense of Seller, (ii) be accompanied by any certificates or permits required for transfer of same in compliance with applicable corporate and securities laws, and (iii) be accompanied by such additional and supporting documents as may, in the reasonable opinion of Buyer's counsel, be necessary to pass to and vest in Buyer title, beneficially and of record, to the Shares, free and clear of any and all liens, encumbrances, claims, charges, agreements, voting trusts, options, rights, pledges, mortgages, security interests, conditional sales agreements, equities and/or restrictions of any kind whatsoever (individually and collectively, "Liens"), other than the restrictions described in Subsection 4.1(e) and Section 7 of this Agreement and the Security Interest granted hereunder and under the Security Agreement. Concurrently therewith, Buyer shall pay to Seller, via wire transfer of immediate available funds, the first Installment of the Purchase Price for the Shares.

     (b) Seller shall deliver to Buyer copies of the resolutions duly adopted by Seller's Board of Directors authorizing and approving the execution and delivery of this Agreement and all of the transactions contemplated hereby, duly certified by the Secretary or Assistant Secretary of Seller;

     (c) Seller shall deliver to Buyer the original or a certified copy of the Certificate of Incorporation, By-laws, stockholder records and minute books of Company and each of the Subsidiaries;

     (d) Seller shall deliver to Buyer certificates, dated as of a recent date, issued by the Secretary of State or other appropriate official as to the good standing of Company and each of the Subsidiaries in the respective jurisdictions of their organization or incorporation;

     (e) Seller shall deliver to Buyer the written resignations, dated the Closing Date, of all of the directors and officers of Company and each of the Subsidiaries;

     (f) Seller shall deliver to Buyer the certificate required by Subsection 9.1(g) hereof, dated as of the Closing Date and duly executed on behalf of Seller by an officer of Seller;

     (g) Seller shall deliver to Buyer an original, fully executed counterpart of the Security Agreement;

     (h) Seller shall deliver to Buyer an opinion of Seller's in-house counsel substantially in the form attached hereto as Exhibit "B";

     (i) Seller shall deliver to Buyer a statement required by Section 5.1(b) substantially in the form attached hereto as Exhibit "C";

     (j) Seller shall deliver to Buyer the guaranty of The Progressive Corporation, an Ohio corporation, substantially in the form attached hereto as Exhibit "D";

     (k) Buyer shall deliver to Seller copies of the resolutions duly adopted by Buyer's Board of Directors authorizing and approving the execution and delivery of this Agreement and all of the transactions contemplated hereby, duly certified by the Secretary or Assistant Secretary of Buyer;

     (l) Buyer shall deliver to Seller a certificate, dated as of a recent date, issued by the Secretary of State or other appropriate official as to the good standing of Buyer in its jurisdiction of organization or incorporation;

     (m) Buyer shall deliver to Seller the certificate required by Subsection 10.1(f) hereof, dated as of the Closing Date and duly executed on behalf of Buyer;

     (n)  Buyer  shall   deliver  to  Seller  an  opinion  of  Buyer's   counsel
substantially in the form attached hereto as Exhibit "E";

     (o) Buyer shall deliver to Seller the guaranty of DCAP Group, Inc., a Delaware corporation ("Buyer's Guarantor") substantially in the form attached hereto as Exhibit "F";

     (p) Buyer shall deliver to Seller an original counterpart of the Security Agreement duly executed on behalf of Buyer, the Company and each of the Subsidiaries, original stock certificates representing all of the Shares and all of the issued and outstanding capital stock in each of the Subsidiaries, and original stock powers fully executed in blank with respect to the Shares and to the issued and outstanding capital stock of each of the Subsidiaries, financing statements covering the applicable collateral under the Security Agreement and such other documents and instruments as Seller shall reasonably require in connection therewith; and

     (q) Buyer shall deliver to Seller copies of the resolutions duly adopted by Board of Directors and Shareholders of the Company and each of the Subsidiaries, authorizing and approving the execution and delivery of the Security Agreement and all of the transactions contemplated thereby, duly certified by the Secretary or Assistant Secretary of each such entity.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF SELLER.
----------------------------------------------------

     Section 3.1 Seller hereby represents and warrants to Buyer that, except as otherwise expressly provided in this Agreement:

     (a) Organization and Standing. (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as heretofore and presently conducted. (ii) Company is only qualified to do business in Delaware. The nature of the Company's properties and business do not require the Company to be qualified to do business as a foreign corporation in any other jurisdiction.

     (b) Subsidiaries.

          (i) Company has no direct or indirect subsidiaries and does not own, directly or indirectly, any shares of the capital stock of, or any securities or instruments which are convertible into or exchangeable for any shares of the capital stock of, or otherwise own an equity interest in, any other corporation, entity or business, except: (A) Barry Scott Agency, Inc. ("BSA"); (B) Baron Cycle, Inc. ("Baron"); (C) Barry Scott Acquisition Corp. ("BSAC"); and (D) Aard Vark Agency, Ltd. ("Aard Vark") (which is a wholly owned subsidiary of BSAC). BSA, Baron, BSAC and Aard Vark are collectively referred to herein as the "Subsidiaries". Prior to November 12, 1999, the Company and the Subsidiaries were affiliated with (1) American Nationwide Motor Club, Inc. ("Motor Club"); (2) Barry Scott Tax Services, Inc. ("Tax Corp"); (3) Worldwide Agency, Inc. ("Worldwide"); (4) Liberty Premium Acquisition Corporation ("LPAC"); and (5) Capitol Payment Plan, Inc. ("CPP"). Worldwide, Motor Club, Tax Corp., LPAC and CPP are collectively referred to herein as the "Former Affiliates." Company owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of any and all Liens. All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been validly authorized and duly issued and are fully paid and non-assessable. Seller acquired the Company and the Subsidiaries on November 12, 1999; the period beginning on that date and ending on the Closing Date is referred to herein as the "Seller's Ownership Period."

          (ii) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The nature of the properties and business of the Subsidiaries does not require that any of the Subsidiaries be qualified or licensed as a foreign corporation in any other jurisdiction. Each of the Subsidiaries has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as heretofore and presently conducted.

     (c) Organizational Documents. The Certificate of Incorporation and By-Laws of Company and each of the Subsidiaries (copies of which have been delivered to Buyer) are in effect on the date hereof and no amendment or modification thereof will be made prior to the Closing without the prior written consent of Buyer.

     (d) Powers and Compliance. Company and each of the Subsidiaries have full corporate powers and all federal, state and local licenses, certificates, authorizations, franchises and permits (collectively, "Permits") necessary to enable them to conduct their respective businesses as presently conducted, other than any Permits which, if not obtained, would not have a material adverse effect on the business, operations, assets or financial condition of Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"), and neither Company nor any of the Subsidiaries has received any notice of, nor does Seller, Company or any of the Subsidiaries have knowledge of the imminence of, any proceeding to suspend, revoke, revise, limit or restrict any such Permit. A true and complete list of all Permits held by the Company and the Subsidiaries is included in the disclosure schedule attached hereto as Exhibit "G" (the "Disclosure Schedule"). All of the Permits are in full force and effect and, to the knowledge of Seller, Company and each of the Subsidiaries, no suspension or cancellation of any Permit is threatened. The Company and/or the Subsidiaries hold, and as of the Closing Date will hold, valid unencumbered agent's and/or broker's licenses to place various classes of insurance in the State of New York. Each such license will be maintained in good standing and in full force and effect through the Closing Date.

     (e) Capitalization of Company. Company's entire authorized capital stock consists solely of 11,000 shares of common stock, $.01 par value per share, 3,913 of which are issued and presently outstanding, and none of which are held in treasury. The 3,913 outstanding shares of Company's common stock, $.01 par value per share, are collectively referred to herein as the "Shares." Each of the Shares has been validly authorized and duly issued and is fully paid and nonassessable.

     (f) Stock Ownership. Seller owns, beneficially and of record, all of the Shares, free and clear of any and all Liens. By the deliveries to be made at Closing, Seller shall have sold and conveyed to Buyer, and Buyer shall own, beneficially and of record, (i) all of the Shares (which shall constitute all of the issued and outstanding capital stock of Company), free and clear of any and all Liens, except for the restrictions described in Subsection 4.1(e) and
Section 7 hereof and the Security Interest provided for hereunder and under the Security Agreement, and (ii) indirectly through its ownership of Company, all of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of any and all Liens, except for any restrictions or legends set forth on the applicable share certificates and the Security Interest provided for hereunder and under the Security Agreement..

     (g) Options, etc. Other than as provided in this Agreement, there are no outstanding debentures, options, warrants, privileges, agreements, rights or commitments to subscribe for or to purchase, or which would require Seller or Company to sell or Company or any of the Subsidiaries to issue, now or in the future, any shares of capital stock or any other securities of Company or any of the Subsidiaries. Except as specifically provided in this Agreement, prior to the Closing, neither Seller, Company nor any of the Subsidiaries will issue, transfer, sell, encumber, lease, assign, distribute, give or pledge, by operation of law or otherwise, any of the Shares or certificates evidencing any of the Shares or any other shares of capital stock or other securities of Company or of any of the Subsidiaries, nor will Company, any of the Subsidiaries or Seller enter into any agreement or commitment to do any of the foregoing.

     (h) Financial Statements. Seller has delivered to Buyer the following financial statements (collectively, the "Financial Statements"): (i) an unaudited consolidated balance sheet of Company and the Subsidiaries as of May 31, 2002 ("Base Balance Sheet"); (ii) an audited consolidated balance sheet of Company and its Subsidiaries as of December 31, 2001; (iii) unaudited consolidated statements of income and cash flows of Company and the Subsidiaries for the 5-month periods ended on May 31, 2002 and May 31, 2001; and (iv) audited consolidated statements of income, retained earnings and cash flow of Company and its Subsidiaries for the calendar years 2000 and 2001. True and complete copies of the Financial Statements are attached hereto as Exhibit "H". The Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied ("GAAP") (in the case of unaudited financial statements, subject to normal year-end adjustments which are not material in amount and the absence of footnotes), fairly present the financial position of Company and the Subsidiaries as at the end of, and the results of operations and cash flows of Company and the Subsidiaries for, the periods covered thereby and are free of material errors, misstatements or omissions. Since May 31, 2002, the Company has not: issued any stock, bonds or other corporate security; incurred any obligation or liability, encumbered any of its assets or sold any of its assets, except in the ordinary course of business; declared or paid any dividend to shareholders; purchased or redeemed any shares of common stock; or repaid to Progressive any indebtedness or other amounts owed to Progressive except that the Company and the Subsidiaries may have satisfied accounts payable or return commissions typically incurred between an insurance company and its agents in the ordinary course of business.

     (i) Absence of Undisclosed Liabilities. Except to the extent reserved or accrued in the Base Balance Sheet, as set forth in the Disclosure Schedule or as set forth in this Agreement, Company and the Subsidiaries had no liabilities or obligations of any nature, absolute or contingent, matured, unmatured or otherwise ("Liabilities") as of May 31, 2002. Seller does not know, or have reasonable grounds to know, of any basis for the assertion against Company or any of the Subsidiaries of any Liability of any nature or in any amount not fully reserved or accrued in the Base Balance Sheet, except for Liabilities arising in the ordinary course of business subsequent to May 31, 2002.

     (j) Absence of Certain Changes. Except as expressly provided in this Agreement or as set forth in the Disclosure Schedule, since May 31, 2002, there has not been: (i) any occurrence, circumstance, event or development that has resulted in a Material Adverse Effect, other than changes in the ordinary course of business or changes in general economic, social or political conditions or in the insurance marketplace which are not unique to Company and the Subsidiaries;
(ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or businesses of Company and the Subsidiaries, taken as a whole; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock or other securities of Company; (iv) any direct or indirect redemption, purchase or other acquisition of any of the capital stock or other securities of Company;
(v) any issue, sale or other disposition of any capital stock or other securities of Company or of any of the Subsidiaries or the grant or sale of any options, warrants or rights to acquire any such capital stock or other securities or any agreement or promise to issue, grant or sell any of the foregoing; (vi) any Liabilities incurred by the Company or any of the Subsidiaries not in the usual and ordinary course of business consistent with past practice; or (vii) other than this Agreement and the transactions contemplated hereby, any transactions entered into by the Company or any of the Subsidiaries not in the usual and ordinary course of business consistent with past practice. In addition, except as expressly provided in this Agreement, or as set forth in the Disclosure Schedule, since May 31, 2002, neither Company nor any of the Subsidiaries has (i) sold, assigned or transferred any of its assets, except in the ordinary and usual course of business consistent with past practice; (ii) cancelled any material indebtedness or waived or released any material right or claim; (iii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure, other than in the ordinary course of business; or (iv) failed to pay or satisfy when due any material Liability.

     (k) Taxes.

          (i) All federal, state and local taxes applicable to the business or operations of Company and the Subsidiaries, or in respect of any of their respective assets, through May 31, 2002, and all interest and penalties thereon, have been paid or reserved or accrued in the Base Balance Sheet. All taxes and all interest and penalties thereon attributable to the business or operations of Company and the Subsidiaries, or in respect of any of their respective assets, through the Closing Date, will have been paid at that time or reserved or accrued in the financial books and records of Company or the Subsidiaries, as appropriate, and shall be the responsibility of Seller.

          (ii) Company and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies all material tax returns required to be filed with such agencies on or before the date hereof. All such returns reflect, in all material respects, the tax Liability of Company and/or the Subsidiaries in respect of the period(s) covered thereby, and all taxes, assessments, fees and other governmental charges shown thereon or otherwise due from Company or the Subsidiaries to any federal, state and local governmental or other taxing authorities with respect to period(s) ending on or before the Closing Date have been paid.

          (iii) Seller, at its own cost and expense, will effect the timely preparation and filing of all tax returns for Company and the Subsidiaries pertaining to any period or periods ending prior to the Closing Date. Buyer, at its own cost and expense, will be responsible for preparing and filing with the appropriate taxing authority or authorities all tax returns for Company and the Subsidiaries relating to any period or periods from and after the Closing Date. Each of the parties will provide the other party with access to all pertinent records and data and will otherwise cooperate with the other party to facilitate the preparation and filing of such returns.

          (iv) To the best knowledge of Seller, the federal, state and/or local tax returns of Company and/or the Subsidiaries were not examined by the Internal Revenue Service ("IRS") for 1991 or any subsequent years prior to Seller's Ownership Period. To the best knowledge of Seller, there are no outstanding agreements which extend the statutory period of limitations applicable to any federal, state or local tax return of Company or any of the Subsidiaries for any period ending prior to Seller's Ownership Period. During Seller's Ownership Period, tax returns for the Company and its Subsidiaries have been consolidated with the tax returns of The Progressive Corporation and its subsidiaries and affiliates (the "Progressive Tax Returns"). The IRS has recently begun its examination of the Progressive Tax Returns for 1999 and 2000. Upon notice from Company or any of the Subsidiaries, any tax deficiencies and/or interest and penalties paid or payable by Company and/or any of the Subsidiaries after the Closing Date relating to any periods ending on or before the Closing Date, will be promptly reimbursed by Seller or at Buyer's request, paid directly, subject to Seller's right to contest or file an action to recover same in accordance with this paragraph. Seller shall have the right to contest any tax deficiency or assessment relating to any period or periods prior to the Closing Date or to file an action to claim a refund of any taxes (including interest and penalties) previously paid or payable by Company or any of the Subsidiaries, provided that , (A) as to taxes paid after the Closing Date for pre-Closing period(s) as provided above only, Seller promptly reimbursed Company and/or the Subsidiaries (or Seller paid such taxes directly), (B) Seller pays for the cost of any such contest or refund claim action, and (C) Seller shall not allow a tax Lien to be filed against the assets of Company or any of the Subsidiaries in connection with taxes that are Seller's obligation hereunder. Buyer will, and will cause Company and the Subsidiaries to, cooperate with Seller in any such contest or other action and will promptly provide Seller with access to and the opportunity to make copies of any and all records and documents that Seller may reasonably request in connection with any such contest or action. Buyer, Company and the Subsidiaries will promptly advise Seller in writing of any audit or other proceeding commenced or threatened, and of any assessment or deficiency threatened or claimed, by the United States Internal Revenue Service or any other taxing authority in writing with respect to Company or any of the Subsidiaries for or with respect to any period prior to the Closing Date. The foregoing is subject to the provisions of Section 13.3 hereof.

          (v) No power of attorney has been granted by or on behalf of Company or any of the Subsidiaries which will be or remain in effect with respect to tax periods after the Closing Date.

     (l) Title to Properties; Indebtedness.


          (i) Company and the Subsidiaries have good and marketable title to or a valid leasehold interest in all of their respective properties and assets, and, except as set forth in the Disclosure Schedule, said properties and assets which are owned by Company and the Subsidiaries are in each case free and clear of any and all Liens, other than liens for taxes not yet due and payable and statutory liens which arose in the ordinary course of business and which secure obligations which are not overdue or that are being contested in good faith, and the Security Interest granted hereunder and under the Security Agreement. None of the owned assets of Company or any of the Subsidiaries are subject to any restriction with regard to transferability, except as provided hereunder and under the Security Agreement. Except as set forth in the Disclosure Schedule, there are no contracts, agreements, leases, licenses, commitments, arrangements or other understandings, oral or written ("Contracts"), with any person or entity with respect to the acquisition of any of the assets of Company or any Subsidiary (other than Contracts entered in the ordinary course of business or otherwise disclosed on the Disclosure Schedule requiring payment of cash to third parties in accordance with their respective terms) or any rights or interests therein. Neither Seller nor Progressive, directly or indirectly, owns any property or rights, tangible or intangible, used in or related to, directly or indirectly, the business of Company and its Subsidiaries, excluding:
     Seller's ownership interest in Company and the Subsidiaries; indebtedness owed by Progressive to Company or the Subsidiaries and indebtedness owed by Company or the Subsidiaries to Progressive; and Progressive's proprietary software, business practices and systems and other proprietary rights used in connection with the Company and the Subsidiaries placing insurance policies with Progressive.

          (ii) Company and the Subsidiaries have duly paid all sums which have become due and owing to their respective lenders or other creditors, except for those being disputed or contested in good faith by Company or the Subsidiaries and set forth in the Disclosure Schedule and for which appropriate reserves have been established in the financial books and records of Company or the appropriate Subsidiary. Neither Company nor any of the Subsidiaries is now, or about to be, in default in any material respect with respect to any such indebtedness or obligation, and there do not now exist any facts or circumstances which, with the mere giving of notice or passage of time or both, would constitute a material default on the part of Company or any of the Subsidiaries, or to the best knowledge and belief of Seller, Company and each Subsidiary, would constitute a material default on the part of any other party, under any Contract between Company or any of the Subsidiaries and any of its lenders or other creditors. Neither Company nor any of the Subsidiaries has any indebtedness for borrowed money or for the deferred purchase price of property, or has guaranteed the indebtedness of any other person or entity, other than as described in this Agreement, the Disclosure Schedule or set forth in the Base Balance Sheet.

     (m) Litigation. Except as set forth in the Disclosure Schedule, there is no litigation, proceeding, investigation or other action by any private party or any federal, state or local governmental or regulatory agency or authority or others pending or, to the knowledge of Seller, Company and each Subsidiary, threatened against or relating to Company, any of the Subsidiaries or any of their respective properties, licenses, authorities or businesses; nor does Seller, Company or any Subsidiary know or have reasonable grounds to know of any basis for any such action or investigation or of any other litigation or proceeding pending or threatened against Company, any of the Subsidiaries or Seller, which, directly or indirectly, is reasonably likely to have a Material Adverse Effect or to adversely affect title to the Shares, the right and ability of Seller to sell and transfer any of the Shares to Buyer, as herein provided, or to otherwise consummate any of the transactions provided for herein.

     (n) Contracts.

          (i) Neither Company nor any of the Subsidiaries is a party or subject to or bound by any Contract involving or requiring any payment in excess of $15,000.00, or the transfer or delivery of any assets (excluding Contracts entered into in the ordinary course of business or otherwise disclosed on the Disclosure Schedule requiring payment of cash to third parties in accordance with their respective terms), by Company or any of the Subsidiaries, except for those Contracts which have been identified in the Disclosure Schedule.

          (ii) Except for the Contracts listed in the Disclosure Schedule, neither Company nor any of the Subsidiaries is a party to or bound by any Contract or sales order, the terms of which require the performance of services or the transfer or license of technology, software or any rights in any intellectual or other property by Company or any of the Subsidiaries.

          (iii) Except as set forth in the Disclosure Schedule, neither Company nor any of the Subsidiaries (A) is a party to or bound by any employment Contract, severance Contract or arrangement, consulting Contract, collective bargaining Contract and/or similar Contract for or with any present or past employee, officer, director or any other party, or (B) is a party to or a participant in, or contributes to or is obligated to participate in or contribute to, or has offered or agreed to offer or provide, or is otherwise bound by, any deferred compensation Contract, life insurance policy, disability insurance policy, or any bonus, incentive, savings, stock, health and/or welfare benefit plan or Contract and/or any other Contract, program, plan, arrangement or benefit for or with respect to any present or past employee, officer or director, or (C) is a party to or bound by any (I) Contract of any kind with Progressive, any officer or director of Progressive, or any officer or director of Company or the Subsidiaries; (II) Contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (III) Contract containing covenants limiting the freedom of the Company or any Subsidiary or officer or employee thereof to engage or compete in any line of business or with any person or entity in any geographical area; (IV) Contract that grants any person any right of first refusal or similar right; or (V) Contract that was entered into other than in the ordinary course of business. A true and correct copy of each of the written Contracts and other documents described in (A), (B) and (C) above has been delivered to Buyer.

          (iv) All of the Contracts described or referred to in this Subsection 3.1(n) and/or in the Disclosure Schedule are valid, existing and in full force and effect; Company or the appropriate Subsidiary and, to the best knowledge of Seller, Company and the Subsidiaries, all other contracting parties, are in compliance with all of the provisions of each Contract to which they are a party or by which they are bound, except where the failure to comply would not have a Material Adverse Effect. Seller does not believe (or have reasonable grounds to believe) that any material default under or breach of any such Contract has been committed, or is about to be committed, by Company, any of the Subsidiaries or any other contracting party; and neither Company, any of the Subsidiaries nor Seller has received notice from any other contracting party of any alleged breach of or default under any such Contract by Company or any of the Subsidiaries which has not been cured or remedied. Without limiting the generality of the foregoing, Seller represents and warrants that Company and the Subsidiaries are in material compliance with the provisions of Subsection 5(b) of that certain Share Purchase Agreement, dated October 27, 1999, between Seller, Company and Barry Scott LLC.

     (o) Receivables; Payables. The Base Balance Sheet sets forth, in all material respects, the accounts receivable (net of any reserves) and accounts payable of Company and each of the Subsidiaries as of May 31, 2002, each computed in a manner consistent with GAAP. From May 31, 2002 until the Closing, all accounts payable of Company and the Subsidiaries have been and will be duly paid and satisfied when and as the same became or shall become due in the ordinary course, except to the extent that any of such accounts payable are being disputed or contested in good faith and for which appropriate reserves have been established in the financial books and records of Company or the appropriate Subsidiary.

     (p) Employee Benefits.


          (i)   Neither   Company  nor  any  of  the   Subsidiaries   maintains,
     participates in or contributes to, or is required to maintain, participate in or contribute to, any of the following:

               (A) any "employee welfare benefit plan", as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), including any multi-employer welfare benefit plan, except for The Barry Scott Companies, Inc. Benefits Program (the "Benefits Program");

               (B) any "employee pension benefit plan", as defined in Section 3(2) of ERISA, including any multi employer pension plan, except for Barry Scott Companies, Inc. Retirement Plan (the "Retirement Plan"); and/or

               (C)  any  other  pension,  profit-sharing,  retirement,  deferred compensation, stock ownership, stock bonus, stock option, bonus, incentive, compensation deferral, commission, health, life, disability, severance pay, fringe benefit or other employee benefit plan, program, agreement or arrangement, except as set forth on the

          Disclosure   Schedule  (such  matters  set  forth  in  the  Disclosure
          Schedule, together with the Benefits Program and the Retirement Plan being referred to herein as the "Employee Benefits Plans").

          (ii) The Retirement Plan has received a favorable determination letter as to its qualification under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including, but not limited to, amendments made by ERISA), nothing has occurred with respect to the Retirement Plan which would cause the loss of such qualification, and Seller has delivered to Buyer true and correct copies of such determination letter.

          (iii) All contributions required by law or required under the Retirement Plan with respect to the most recent two (2) plan years ended prior to the Closing Date have been made by Company and each Subsidiary.

          (iv) Neither the Retirement Plan nor its related trust has terminated, and no "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to the Retirement Plan, other than the transactions contemplated by this Agreement since the date that the Retirement Plan was adopted.

          (v) There are no actions pending or, to the knowledge of Seller, Company and each Subsidiary, threatened, and none of them has any knowledge of any facts which are likely to give rise to any material actions, against any of the Employee Benefit Plans, or against Company or any Subsidiary with respect thereto.

          (vi) Seller has delivered to Buyer true and complete copies of the most recently filed and disclosed Forms 5500 and 5500-C (with exhibits) and summary plan description for the Employee Benefit Plans.

          (vii) None of the Employee Benefit Plans or any of their related trusts, or Company or any Subsidiary, or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to the Employee Benefit Plans, has engaged in any "prohibited transaction" (within the meaning of section 408 of ERISA or section 4975(c)(23) or (d) of the Code), with respect to the participation of Company or any Subsidiary therein for which there is not an applicable exemption and which could subject any of the Employee Benefit Plans or related trusts, or any trustee, administrator or other fiduciary of any Plan, or Company or any Subsidiary, or any other party dealing with the Employee Benefit Plans, to the penalties or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code.

          (viii) The Trustee of the Retirement Plan has completed annual accountings for the two (2) most recent plan years. Copies of the annual accountings have been requested from the Trustee, and Seller will forward such copies to Buyer promptly upon their receipt.

          (ix) There are not any vested and unfunded benefits under any Employee Benefits Plans.

          (x) All employer matching contributions that are required to be made by the Company or any of the Subsidiaries under the Retirement Plan have been paid to date.

     (q) Reports; Compliance. Company and each of the Subsidiaries have filed all necessary reports, maintained and retained all necessary records and data and otherwise complied in all material respects with all laws, rules, regulations, ordinances, executive orders and directives (federal, state, municipal and otherwise) applicable to their respective businesses and operations (except where the failure to file such reports, maintain or retain such records and data or otherwise comply has not and is not reasonably expected to have a Material Adverse Effect).

     (r) Employee and Labor Relations. Company and the Subsidiaries have complied in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, tax withholding obligations, collective bargaining and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither Company nor any of the Subsidiaries is liable for any arrears of wages or subject to any Liabilities or penalties for failure to comply with any of the foregoing laws. Except as set forth in the Disclosure Schedule, there are no outstanding charge(s) or claim(s) against Company, any of the Subsidiaries or any of their respective officers, directors, agents or employees involving any alleged or actual violation by Company, or any of the Subsidiaries or by any such other persons, of any provision(s) of the National Labor Relations Act, the Age Discrimination in Employment Act, the Equal Employment Opportunity Act of 1964, the Americans with Disabilities Act, or any federal, state or municipal law concerning equal employment opportunities, sexual harassment, equal pay legislation, wage and hour obligations contained in the Fair Labor Standards Act or otherwise pertaining to employment; nor, to the knowledge of Seller, Company and each Subsidiary, has there been any threat of any such claim or charge. Neither Company nor any of the Subsidiaries has any obligation or commitment to make severance or termination payments to any individual, except as set forth in the Disclosure Schedule. Neither Seller nor Company nor any Subsidiary is aware of any union organization effort respecting the employees of Company or any Subsidiary. Neither Company nor any Subsidiary has experienced any material labor difficulties during the last two (2) years. None of the four (4) senior managers of the Company has informed Meryl Golden of his or her intention to terminate his or her employment with the Company and the Subsidiaries as a result of or promptly following the transactions contemplated by this Agreement. In the event that prior to Closing any of such four (4) senior managers informs Meryl Golden of his or her intention to terminate his or her employment with the Company as a result of or promptly following the transactions contemplated by this Agreement, Seller agrees to notify Buyer thereof, but the parties agree that the receipt of such information shall not be grounds for Buyer to refuse to close the transactions contemplated by this Agreement. Buyer shall have the right, after execution and delivery of this Agreement, to seek written statements or estoppel certificates from employees of the Company and its Subsidiaries with written employment Contracts (it being acknowledged by Seller that Seller has previously given Buyer permission to seek such written statements or estoppel certificates from the four (4) senior managers of the Company), provided that the execution and delivery of such written statements or estoppel certificates by the applicable employees, including, without limitation, the four (4) senior managers, shall not be a condition to Buyer's obligation to close the transactions contemplated by this Agreement.

     (s) Leasehold Interests. Company has delivered to Buyer true and complete copies of all written leases and subleases of real and personal property to which Company or any of the Subsidiaries is a party ("Leases"). A list of all such Leases is set forth in the Disclosure Schedule, which includes the name of the lessor, the rental rate and other charges, expiration date and available renewal options. Each of such Leases is valid, existing, properly executed and in full force and effect. Except as set forth in the Disclosure Schedule, all rentals due under the Leases have been paid currently and neither Company nor any of the Subsidiaries is now, or about to be, in material default under the terms of any of the Leases, nor, to the knowledge of Seller, Company and each Subsidiary, is any other party to any of the Leases presently in material breach of or in default thereunder, or about to be in material breach of or default thereunder. Except as set forth in the Disclosure Schedule, neither Seller, nor Company, nor any of the Subsidiaries has received any notice of any dispute, default or alleged default under or with respect to any of the Leases.

     (t) Insurance. All policies of insurance currently maintained by or for the benefit of Company and the Subsidiaries, and the types and amounts of coverage provided by each, are listed on the Disclosure Schedule. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Such policies, or others providing equivalent coverage, will be maintained in full force and effect through the Closing Date. Neither Seller, Company nor any of the Subsidiaries has received written notice from any insurer under any such insurance policy that an increase in premiums charged for such policies will be imposed by such insurer upon renewal of such policy (excluding general rate increases taken by such insurers in the market). Company and the Subsidiaries have received a notice from National Union Fire Insurance Company that it does not intend to renew the Agents and Brokers Professional Liability (Errors and Omissions) Policy currently in place (expiring March 15, 2003).

     (u) Authorization; Binding Effect. This Agreement, and all of the transactions contemplated hereby, have been duly authorized on behalf of Seller by all necessary corporate and other action; Seller has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder; this Agreement constitutes a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

     (v) Validity. Neither the execution and delivery of this Agreement by Seller, nor the performance by Seller of any of its obligations hereunder, nor any action taken or to be taken by Seller as contemplated under this Agreement
(i) conflicts with or results in the violation of any articles, by-law, judgment, decree, order, statute, rule or regulation applicable to Seller, Company or any of the Subsidiaries, or (ii) conflicts with, constitutes a default under, is a breach of or will cause the acceleration of performance required under, the terms of any indenture, instrument or Contract to which Seller, Company or any of the Subsidiaries is now a party or by which Seller, Company or any of the Subsidiaries, or any of their respective assets or properties is bound or requires the consent or approval of any other party or entity (except as disclosed in the Disclosure Schedule), or (iii) results in the creation of any Lien on or against the Shares, or any of the properties or assets of Company or any of the Subsidiaries, except as expressly provided herein.

     (w) Seller's Purchase Obligations. Seller represents and warrants that Seller alone shall be responsible for any and all purchase price payments and all other amounts required to be paid by Seller to the party(ies) from whom Seller purchased the Company and its Subsidiaries, and Seller will hold Buyer, the Company and the Subsidiaries harmless in connection with such purchase price payments and other amounts in accordance with Article 13 hereof.

     (x) Occupational Heath and Safety and Environmental Matters. Seller, Company and the Subsidiaries have received no notice of any litigation, investigation or other proceeding pending against Company or any of the Subsidiaries in respect of or relating to their business or their owned assets with respect to occupational health and safety or environmental matters, and to the knowledge of Seller, Company and each Subsidiary, no such proceedings have been threatened.

     (y) Intellectual Property. Company and the Subsidiaries own no copyrights, patents, trademarks, other technology rights and licenses, domain names, world wide web addresses and other intellectual property rights used or under development which are material to the Company's or the Subsidiaries' business operations. Company and its Subsidiaries own and operate an agency management software system that was developed and implemented prior to Seller's Ownership Period. To the best of Seller's knowledge, Company and each Subsidiary owns all right, title and interest in and to such system, free and clear of all Liens. During Seller's Ownership Period, Company and the Subsidiaries have not licensed such system to any third party and have received no claims from third parties that such system infringes on any proprietary rights of any third party, and Seller, Company and the Subsidiaries are not aware of any basis for any third party to make such a claim of infringement.

     (z) Brokers. Neither Seller nor Company nor any Subsidiary has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     Section 3.2 Renewal and Scope of Representations. All of the representations, warranties, covenants and agreements of Seller set forth in this Agreement shall be deemed renewed by Seller at and as of Closing and shall survive the Closing and the consummation of all of the transactions contemplated hereby notwithstanding any investigation heretofore or hereafter made by or on behalf of Buyer (subject to Section 13.4 hereof). To the extent that any of the representations or warranties of Seller set forth in this Agreement relate to any period or periods, or to any act, practice, circumstance or event that occurred or was in existence, prior to Seller's Ownership Period, such representation or warranty is given or made, and is therefore limited, to the best knowledge of Seller.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.
----------------------------------------------------

     Section 4.1 Buyer hereby represents and warrants to Seller that:

     (a) Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Authorization. This Agreement, and the consummation of all of the transactions contemplated hereby, have been duly authorized on behalf of Buyer by all necessary corporate and other action, and Buyer has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

     (c) Binding Effect. This Agreement constitutes a legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

     (d) Validity. Neither the execution and delivery of this Agreement by Buyer, nor the performance by Buyer of any of its obligations hereunder, nor any action taken or to be taken by Buyer as contemplated under this Agreement (i) conflicts with or results in the violation of Buyer's Articles of Incorporation or Bylaws, any judgment, decree, order, statute, rule or regulation applicable to Buyer, or (ii) conflicts with, constitutes a default under, is a breach of or will cause the acceleration of performance required under, the terms of any indenture, instrument or agreement to which Buyer is now a party or by which Buyer or any of its assets or properties is bound or requires the consent or approval of any other party or entity.

     (e) Investment Representations.


          (i) Buyer is purchasing the Shares for its own account for investment purposes and not with a view to the resale or distribution thereof. Buyer has no present intention of selling, conveying, transferring, granting any participation in or otherwise distributing the Shares. Buyer further represents that Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant to such person or to any other party any participation in or with respect to any of the Shares.

          (ii) Buyer understands that the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act") on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act pursuant to the private offering exemption or other available exemption(s) thereunder, and that the Seller's reliance on such exemption is predicated on the Buyer's representations set forth herein.

          (iii) Buyer has the experience, knowledge and sophistication in financial and business matters necessary to evaluate an investment in and the acquisition of the Shares. Buyer has or has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares. Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company, the Subsidiaries and the Seller regarding the terms and conditions of the sale of the Shares and the business, operations, properties, prospects, financial condition and performance of the Company and the Subsidiaries and to obtain additional information necessary to verify the accuracy of any information furnished to Buyer or to which the Buyer had access.

          (iv) Buyer understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Buyer has the financial resources to hold the Shares for an indefinite period of time and to bear the economic risk of an investment in the Shares.

          (f) Brokers. Buyer has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     Section 4.2 Renewal and Scope of Representations. All of the representations, warranties, covenants and agreements of Buyer set forth in this Agreement shall be deemed renewed by Buyer at and as of Closing and shall survive the Closing and the consummation of the transactions contemplated hereby, notwithstanding any investigation heretofore or hereafter made by or on behalf of Seller. Nothing in this Article 4 shall be deemed to limit any of the representations and warranties made by Seller in this Agreement.

ARTICLE 5.  ADDITIONAL COVENANTS.
---------------------------------

     Section 5.1 After the Closing, Company and the Subsidiaries will retain, and thus as between the Seller and the Buyer, the Buyer will thus be responsible for, all Liabilities of Company and the Subsidiaries, subject to the provisions of this Section 5.1. In the event that Buyer, Company or the Subsidiaries incur liability in connection with any matter for which this Section 5.1 requires that Seller shall be responsible, Seller will indemnify Buyer in accordance with
Article 13 hereof. In the event that Seller incurs liability in connection with any matter for which this Section 5.1 requires that Buyer, Company or the Subsidiaries will be responsible, Buyer will indemnify Seller in accordance with
Article 13 hereof.

     (a) Buyer will not be responsible for the obligation to make deferred purchase price payments on the Aard-Vark acquisition. Seller will be responsible for making such deferred purchase price payments, including without limitation, the costs and expenses incurred in any litigation concerning these payments and any judgment or agreed settlement entered in connection with that litigation. Seller will have the exclusive right to defend, prosecute, settle and/or resolve any litigation or other disputes concerning the Aard-Vark payments or the amounts thereof. Upon request, Buyer will, and will cause the Company and its Subsidiaries to, reasonably cooperate with Seller in Seller's efforts to defend, prosecute, settle or resolve such disputes, including any related litigation. Seller represents and warrants that any payments made by the Company or the Subsidiaries on account of the deferred purchase price payments for the Aard-Vark acquisition have been reimbursed by Seller to Company. Seller further agrees to indemnify and defend Buyer from any other claims or liabilities arising in connection with the transaction by which Aard-Vark was acquired, including reasonable attorneys fees incurred by Buyer, subject to the provisions of Article 13 hereof, except that the Indemnity Threshold (as defined in Section 13.4(d)) shall not apply to such claims or liabilities.

     (b) Buyer will not be responsible for the indebtedness shown as "Due to Progressive" or "Due to Parent Company" on the Base Balance Sheet. Seller will cause the indebtedness "Due to Progressive" or "Due to Parent Company" to be removed from the balance sheet of the Company and its Subsidiaries at or prior to Closing. Seller may accomplish this result by (i) contributing an appropriate amount of capital to the Company and causing the Company to pay off the "Due to Progressive" or "Due to Parent Company" indebtedness, or (ii) such other lawful manner as Seller may determine in its sole discretion. At Closing, Seller shall execute and deliver to Company and the Subsidiaries a statement that the "Due to Progressive" or "Due to Parent Company" indebtedness is no longer due and owing by the Company and its Subsidiaries, substantially in the form attached hereto as Exhibit "C".

     (c) Buyer will not be responsible for any federal, state or local tax liabilities of Company and/or the Subsidiaries, and Buyer shall not receive the benefit of any federal, state or local tax assets of Company and/or the Subsidiaries, which are attributable to time periods preceding the Closing Date.

     (d) Buyer will not be responsible for return commissions payable by the Company or its Subsidiaries in respect of any policies (other than policies written for Progressive or any NYAIP carrier) which are terminated prior to the Closing Date but are not recorded on the books of the Company or its Subsidiaries as of the Closing Date (due to the Company and the Subsidiaries not having received a bill for payment thereof) ("Unrecorded Return Commissions"). The Company shall pay such Unrecorded Return Commissions in the ordinary course of its business, and within sixty (60) days after the Closing Date, the Company shall send to Seller an invoice detailing the amount of Unrecorded Return Commissions paid after the Closing Date in respect of terminations that occurred prior to the Closing Date, with reasonable supporting documentation, and Seller shall pay or satisfy such invoice within ten (10) days after receipt thereof. Notwithstanding anything to the contrary contained herein, the total obligation of Seller under this Subsection 5.1(d) will not exceed Ten Thousand Dollars ($10,000.00). Notwithstanding the foregoing, Buyer will cause all return commissions payable by the Company or its Subsidiaries to Progressive or any NYAIP carrier at or after the Closing Date to be paid in the ordinary course of business, and Buyer will not be entitled to reimbursement therefor.

     (e) Buyer will be responsible for all deferred purchase price payments for the acquisition of Baron. Seller represents and warrants to Buyer that the current month's liability for the Baron acquisition, if any, is shown on the Base Balance Sheet as "Purchase Liability - Blue Star", and is calculated and paid monthly based on the lesser of $16,667.00 or 50% of the commissions and fees earned at the Brooklyn location for that monthly period, as further set forth in the applicable purchase agreement. Buyer shall be responsible for the amount actually owed as of the Closing Date, and for all such payments after the Closing Date. In connection with the foregoing, Seller represents and warrants to Buyer that (i) the first twelve (12) deferred purchase price payments after the closing of the acquisition of Baron did not exceed Two Hundred Thousand

Dollars ($200,000.00) in the aggregate; and (ii) the final monthly installment payment in connection therewith will be due on or about February 14, 2004 for the month of December, 2003.

     Section 5.2 Seller agrees to reimburse to Buyer an amount equal to the net loss (if any) of the Company and the Subsidiaries on a consolidated basis for the period commencing on June 1, 2002 and ending on the Closing Date, excluding any adjustments entered on the Company's books on or after June 1, 2002, to the extent relating to prior accounting periods. The amount of such net loss (if any) shall be determined from the Closing Income Statement prepared in accordance with Article 14 hereof. If the Company and the Subsidiaries on a consolidated basis do not incur a net loss for the specified period, Buyer shall be entitled to no reimbursement under this Section.

     Section 5.3 (a) For a period beginning on the Closing Date and ending on November 12, 2003 ("Covered Term"), Company and the Subsidiaries are obligated to and will refer each of their customers who wish to pay their premiums via monthly (25-35 days) installments exclusively to CPP. As consideration for these financing rights and as compensation for Company's and the Subsidiaries' responsibilities in executing and delivering such premium finance agreements, Seller represents and warrants that during the Covered Term, CPP has agreed to pay to BSA $10 per premium finance contract written by CPP for any customer of BSA or BSA's subsidiaries. Buyer will accordingly cause the Company and its Subsidiaries and their respective successors and assigns, including, without limitation, each Franchisee (as defined below) (whether such successors and assigns acquire an interest in the Company, one or more of its Subsidiaries and/or any of their respective assets or locations by merger, consolidation, reorganization, liquidation, enforcement of security interest, purchase of stock, purchase of assets or any other means) to comply with the provisions of this Subsection 5.3(a) during the Covered Term. Seller shall use reasonable efforts to obtain and deliver to Buyer at Closing a written confirmation from CPP as to whether, after November 12, 1999, Barry Scott, LLC, its shareholders, members or any of their respective affiliates sold a majority interest in CPP to an unrelated third party and, if so, on what date such sale(s) occurred.

     (b) Subject to the requirements of the immediately preceding Subsection 5.3(a), Seller agrees that, through December 1, 2003, Progressive will accept outside premium financing on automobile insurance policies placed with Progressive by the Company and the Subsidiaries. After December 1, 2003, outside premium financing for Progressive automobile insurance policies shall not be permitted; provided, however, that if after such date, Progressive permits any other independent agent in the State of New York to use outside (i.e., non-Progressive) premium financing, then (i) the Company and the Subsidiaries shall be permitted to use outside premium financing during the same period that, and subject to the same terms and conditions on which, such other independent agent is so permitted to use outside premium financing, and (ii) the rights of the Company and the Subsidiaries to use outside premium financing under this sentence shall, in any event, be subject to Section 5.5(b) below.

     Section 5.4 (a) Subject to the provisions of Subsection 5.4(b) below, Progressive shall offer automobile insurance products for sale by the Company and its Subsidiaries in the State of New York, but only so long as:

          (i) The Company and/or the particular Subsidiary is properly licensed to sell automobile insurance products in the State of New York;

          (ii) Progressive is still selling such insurance products in the State of New York;

          (iii) the loss experience of the Company and its Subsidiaries, taken as a whole, for any twelve (12) consecutive calendar month period (commencing with the first calendar month after the Closing Date) is not materially worse than (i.e., not more than 15 basis points higher than) Progressive's New York average agency loss ratio for the same twelve (12) consecutive calendar months;

          (iv) if underwriting or other issues arise, Buyer, the Company and its Subsidiaries cooperate fully with Progressive in addressing such issues; and

          (v) Buyer,  the Company and its  Subsidiaries  remain in compliance in
     all  material  respects  with  the  applicable  Producer  Agreement,   this
     Agreement and with the Security Agreement.

     (b) Notwithstanding the foregoing, the rights and obligations of the parties under Subsection 5.4(a) shall:

          (i) only apply to the Company and the Subsidiaries, and to no other persons or entities which may hereafter own or be owned by or affiliated with Buyer, the Company or any of the Subsidiaries;

          (ii) not be assignable by the Company and/or the Subsidiaries, by operation of law or otherwise; and

          (iii) expire automatically upon the earliest to occur of: (A) the last day of the five (5) year period immediately following the Closing Date; (B) with respect to the Company, the date that the Company is no longer wholly owned by Buyer, and with respect to each of the Subsidiaries, the date that such Subsidiary is no longer wholly owned, directly or indirectly, by both the Company and the Buyer; or (C) with respect to the Company or any of the Subsidiaries, the date upon which such entity is merged or consolidated with, or acquires the equity in or assets of, any other entity or business (the entity resulting from such merger, consolidation or acquisition being referred to herein as the "Combined Entity"), whether or not engaged in automobile insurance agency operations, unless Buyer can establish to Seller's reasonable satisfaction that the then existing operations and the results of operations of Company and the Subsidiaries are and will be maintained separate and distinct from the remainder of the Combined Entity, in which event the rights and obligations under this Section 5.4 shall remain in effect with respect to those separate and distinct operations only as long as such operations remain separate and distinct or until otherwise terminated or expiring in accordance herewith.

     Section 5.5 (a) Subject to the provisions of Subsection 5.5(b) below:

          (i) Commissions payable by Progressive to the Company and the Subsidiaries for personal automobile insurance policies initially placed with Progressive by the Company or its Subsidiaries on or after the first day of Progressive's first fiscal month after the Closing Date shall be equal to the greater of (A) 12.5% for all new policies and 10% for any renewal of such policies or (B) the then generally prevailing commission rates being paid by Progressive in the State of New York, provided that:
     (I) Buyer and Seller agree that such commission schedule will remain in effect until December 31, 2004, at which time the commission schedule shall change to the prevailing commission rates that Progressive is then paying to agencies in State of New York, as the same may be adjusted from time to time thereafter; and (II) the commission schedule that is currently in effect as of the Closing Date will remain applicable to all policies originally placed with Progressive prior to the first day of Progressive's first fiscal month following the Closing Date, and to all renewals of such policies.

          (ii) If Progressive offers programs to any independent agent in the State of New York pursuant to which such agent may sell Progressive automobile insurance policies on an annual basis, the Company and its Subsidiaries will be offered the right to participate in such programs on terms substantially similar to those then offered to such other agent, as long as such programs are made available to such other agent;

          (iii) If Progressive offers any broadly distributed marketing or compensation programs, including, without limitation, base commission rates and contingencies, to agencies in the State of New York, the Company and its Subsidiaries will be offered the right to participate in such programs on terms substantially similar to those then offered to other agencies, as long as such programs are made available to such other agencies; provided, however, that this Subsection (iii) will not apply to any programs targeting standard and/or preferred business, as such terms are defined by Progressive from time to time;

          (iv) In consideration of the foregoing, the Company and its Subsidiaries will give first preference to Progressive on all programs specifically marketed by Progressive to minimize Progressive's assigned risk liability (e.g., youthful male insureds, take-out credits, etc.) as long as the compensation paid to Company and/or a Subsidiary is substantially the same as that offered to the Company and/or the applicable Subsidiary by another insurer with which the Company and/or such Subsidiary has a Producer Agreement (defined below). In accordance with the foregoing, the Company and its Subsidiaries will offer risks meeting such criteria to Progressive before offering these same risks to other carriers. If for any reason Progressive rejects one or more such risks, or Progressive's premium is materially higher, the Company and its Subsidiaries will be free to offer such risks to other carriers.

     (b) Notwithstanding the foregoing, the rights and obligations of the parties under Subsection 5.5(a) (and under the second sentence of Section 5.3(b), if applicable) shall:

          (i) only apply to the Company and the Subsidiaries, and to no other persons or entities which may hereafter own or be owned by or affiliated with Buyer, the Company or any of the Subsidiaries;

          (ii) not be assignable by the Company and/or the Subsidiaries, by operation of law or otherwise, except as provided in Section 5.7 below;

          (iii) only apply as long as Progressive is still selling such insurance products in the State of New York and Buyer, the Company and the Subsidiaries are in compliance in all material respects with the requirements of this Agreement, including, without limitation, Subsections 5.4(a)(i) and (a)(v) above and the Security Agreement; and

          (iv) unless a separate time period is set forth in Subsection 5.5(a) for a specific provision thereof, expire automatically upon the earliest to occur of: (A) the date on which Progressive discontinues doing business with the Company and/or the Subsidiaries, subject to Subsection 5.4 hereof;
     (B) with respect to the Company, the date that the Company is no longer wholly owned by Buyer, and with respect to each of the Subsidiaries, the date that such Subsidiary is no longer wholly owned, directly or indirectly, by both the Company and the Buyer; or (C) with respect to the Company or any of the Subsidiaries, the date upon which such entity is merged or consolidated with, or acquires the equity in or assets of, any other entity or business (the entity resulting from such merger, consolidation or acquisition being referred to herein as the "Combined Entity"), whether or not engaged in automobile insurance agency operations, unless Buyer can establish to Seller's reasonable satisfaction that the then existing operations and the results of operations of Company and the Subsidiaries are and will be maintained separate and distinct from the remainder of the Combined Entity, in which event the rights and obligations under this Section 5.4 shall remain in effect with respect to those separate and distinct operations only as long as they remain separate and distinct or until otherwise terminated or expiring in accordance herewith.

     Section 5.6 Prior to Closing, Seller shall, or shall cause Company and the Subsidiaries to, comply with any and all notice and other requirements contained in any agency, broker or other agreement(s) between Company or any of the Subsidiaries and any insurance carrier(s) ("Producer Agreements") relating to the sale and transfer of ownership of Company and the Subsidiaries to Buyer, as herein provided, which are required to be complied with prior to Closing. The termination of any such Producer Agreement(s) by any insurance carrier(s), and the resulting consequences thereof, based upon the giving of such notice or the proposed change in the ownership of the Company or the Subsidiaries shall not be deemed to result in a Material Adverse Effect or be sufficient cause for Buyer to terminate, renegotiate or adjust this Agreement. Notwithstanding the foregoing, Seller shall use reasonable efforts to obtain the consent or approval of each such insurance carrier if required under the applicable Producer Agreement.

     Section 5.7 Notwithstanding anything to the contrary contained herein, in the event Seller releases its lien and security interest in any assets of the Company and the Subsidiaries pursuant to a transfer of collateral under Section 1.5(b) above to a party that will, after such transfer, be a franchisee of Buyer or an affiliate of Buyer (in each case, a "Franchisee"), and provided that Buyer satisfies the requirements of Section 1.5(b) with respect thereto and an Event of Default shall not have occurred hereunder (without taking into account any applicable notice or cure period set forth in Section 1.6, provided that upon Buyer's cure of any such default, Buyer will no longer be deemed to be in default for the purposes of this provision), then:

     (a) Unless the Franchisee (or, if applicable the owner thereof) is not in good standing with Progressive at the time of such transfer (it being understood that all current employees of the Company and the Subsidiaries are in good standing with Progressive), Progressive agrees to appoint such Franchisee as an independent agent representing Progressive in the State of New York, subject to the terms of the standard agent agreements then being used by Progressive.

     (b) The rights of Buyer, the Company and the Subsidiaries under Sections 5.3(b) and 5.5 above shall be assignable to such Franchisee, provided that such Franchisee agrees in writing to assume the obligations of Buyer, the Company and the Subsidiaries under Sections 5.3 and 5.5 and agrees to be bound by the limitations and restrictions in Section 5.5(b) in a written agreement reasonably acceptable to Seller. The form of such written agreement shall be submitted to Seller for approval at the same time as other information and documents respecting the transfer are required to be delivered to Seller under Section 1.5(b) hereof, and the execution and delivery of such written agreement shall be a further condition to the effectiveness of Seller's release of its rights in the applicable collateral. The rights assignable under this Section 5.7 shall terminate automatically if such Franchisee shall at any time cease to be a franchisee of Buyer or an affiliate of Buyer. In addition, the right granted by this Section 5.7 shall be personal to the Franchisee to which such rights are initially assigned by Buyer, the Company or any Subsidiary, shall apply only to insurance policies placed by the Franchisee from the location so transferred and shall not apply to any other location operated by the Franchisee or any owners or affiliates of the Franchisee, and such Franchisee shall have no right to assign or transfer such rights to any party by operation of law or otherwise.

     (c) The right granted by this Section 5.7 is a one-time right given to Buyer, Company and the Subsidiaries with respect to each transfer of a location to a Franchisee, as further described in Section 1.5(b), and will not apply to any Proposed Transferee which will not be a Franchisee after such transfer. Nothing in this Section 5.7 shall be interpreted to limit the provisions of
Section 5.3(a) regarding CPP obligations being binding on successors and assigns.

ARTICLE 6.  NON-SOLICITATION; NON-DISCLOSURE.
--------------------------------------------

     Section 6.1 (a) The parties recognize that Company and the Subsidiaries conduct operations throughout the State of New York; that customer relationships are important assets of Company and the Subsidiaries for which Buyer is making the substantial investment provided for herein; and that, without the retention of such customer relationships, ownership of Company and the Subsidiaries will have diminished value to Buyer. Accordingly, in consideration of the mutual promises herein set forth and other good and valuable consideration had and received, Seller hereby covenants and agrees as follows:

          (i) For a period of five (5) years beginning on the Closing Date (the "Non-Solicitation Period"), except as provide in Subsections 6.1(b) and (c) below, Progressive will not, directly or indirectly (on its own behalf or on behalf of any other person, firm or entity other than Company and the Subsidiaries), market, sell, solicit, write, place or accept any homeowner's, personal lines auto, special lines or commercial vehicle insurance ("Covered Lines") to, from or for any person or entity who is or was a policyholder or an insured under any Policy included in the Company's or any Subsidiary's book of business as of the Closing Date or at any time within the six (6) month period immediately prior to the Closing Date (collectively, the "Covered Customers"), anywhere within any county in the State of New York within which Company or any of the Subsidiaries conducts business as of the Closing Date ("Covered Territory").

          (ii) For a period of five (5) years beginning on the Closing Date, Seller agrees that Progressive shall not purchase or otherwise acquire an existing independent agency or establish a store-front agency (which shall explicitly exclude any operations of Progressive's direct insurance group) within a twenty-five (25) mile radius of any insurance office operated as of the Closing Date by Company or any of the Subsidiaries, as set forth in the Disclosure Schedule.

     (b) The parties recognize that Seller and its affiliates are part of the Progressive group of insurance companies and related entities and that Progressive is actively involved in selling, marketing, soliciting and writing automobile and specialty property-casualty insurance products throughout the United States, including New York, directly or through its network of 30,000 independent agents ("Independent Agents"). Nothing herein contained shall or shall be construed to limit the insurance operations or practices of Progressive or the Independent Agents, or to restrict their respective sales, marketing, underwriting or other insurance operations or practices in New York or elsewhere, provided that, during the Non-Solicitation Period, Progressive will not directly contact or directly solicit any of the Covered Customers anywhere in the Covered Territory (except as provided in the following sentence) or provide any list that includes Covered Customers ("Covered Customer List") to any of its Independent Agents. It shall not be deemed to be a violation of Subsection 6.1(a) hereof or this Subsection 6.1(b) if (i) Seller or any of its affiliates solicit Covered Customers as part of a general advertising or marketing campaign conducted through television, radio, newspapers, internet, mass mailing or other media of general circulation or indirectly through its Independent Agents or if any of the Independent Agents solicits or places insurance for any Covered Customers with Progressive (provided such Independent Agents are not given copies of Company's or the Subsidiaries' Covered Customer List by Seller or any of its affiliates) ("Permitted Activities") or (ii) Seller or any of its affiliates write or place any auto or other insurance policy or policies for any one or more of the Covered Customers as a result of such Permitted Activities. Further, Subsection 6.1(a) shall not prevent an investment in a security listed on a national securities exchange or traded in the over-the-counter market as long as such investment is limited to not more than two percent (2%) of the outstanding issue of such security.

     (c) In addition, Seller shall not be deemed to be in violation of the provisions of this Section 6.1 if it writes or places insurance for not more than 5.0% of the Covered Customers within the Non-Solicitation Period. Notwithstanding the foregoing, in accordance with Progressive's current policy, if Progressive writes insurance through Progressive's direct insurance operation for a Covered Customer within sixty (60) days after the expiration or cancellation of such Covered Customer's policy that was placed with Progressive by Company or any Subsidiary, then the Company or the applicable Subsidiary shall be entitled to receive a commission on such policy, and any such policy shall not be included in the 5.0% safe harbor provision contained in the immediately preceding sentence; provided, however, that the foregoing policy may be changed by Progressive at any time as long as the change(s) are applicable generally to Independent Agents in the State of New York.

     (d) Progressive shall not, without the prior written consent of Company, appoint as an independent agent, or approve as a broker of any independent agent, (i) any of the four (4) current senior managers of the Company for a period of one (1) year after the Closing Date, or (ii) any of the current office managers of the Company or any of the Subsidiaries for a period of ninety (90) days after the Closing Date (excluding, in either case, any such person who is involuntarily terminated by Company or any Subsidiary). Promptly after the Closing, Seller and Buyer agree to communicate this restriction in writing to the affected employees by a letter which shall be subject to each party's reasonable approval.

     Section 6.2 Subject to the following sentence, Progressive will not, directly or indirectly, divulge, disclose or communicate to any Independent Agent or other person, firm or entity in any manner whatsoever, or use for its own benefit or for the benefit of any other person or entity (other than Company and the Subsidiaries), any information concerning the Covered Customers, including the names and addresses of Covered Customers, policy expiration or renewal dates, policy limits and the identity of insured property, or any other information concerning the Covered Customers . The restriction and covenant contained in the preceding sentence shall not apply to Covered Customer information generated through Permitted Activities or to the disclosure of information required by legal process, court order or regulatory requirements, provided, however that prior to disclosure pursuant to legal process, court order or regulatory requirements, Seller shall use reasonable efforts to give notice thereof to Buyer.

         Section 6.3 The parties hereto recognize and agree that it is impossible to measure in monetary terms the damages which Company, the Subsidiaries or Buyer may incur by reason of Progressive, or any member thereof, acting in violation of this Article 6. Therefore, Seller, for itself and on behalf of each member of the Progressive, hereby agrees that equitable remedies, including temporary or permanent injunctive relief, will be available for any breach of this Article 6 in addition to any additional remedies available at law, subject to the limitations of this Agreement.

     Section 6.4 The covenants contained in this Article 6 are intended to be separate and divisible covenants. If any person shall institute any action or proceeding to enforce this Article 6 or any part thereof, and if this Article 6 or any part hereof is deemed invalid or otherwise unenforceable by the court or other tribunal having jurisdiction over such action or proceeding, the parties hereto agree that (a) this Article or such part, as the case may be, shall be deemed restricted or modified to the extent necessary to render the same valid and enforceable by such court or other tribunal, and, to that end, such court or tribunal is hereby authorized to "rewrite" this Article to carry out the intention herein expressed, or (b) if such court or other tribunal will not "rewrite" this Article under such circumstances, as herein authorized, then the parties hereto shall modify this Article to the extent necessary to render it valid and enforceable under the laws of the jurisdiction in which it is sought to be enforced.

ARTICLE 7.  SHARE LEGEND.
------------------------

     The parties hereto agree that the stock certificate(s) issued to evidence the Shares will bear conspicuously the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES OR BLUE SKY LAWS."

ARTICLE 8. CONDUCT OF BUSINESS: ACCESS AND INFORMATION.  From and after the date
------------------------------------------------------
of this Agreement through the Closing Date, Seller shall:

     (a) except as otherwise expressly provided herein or consented to in writing by Buyer, (i) cause Company and the Subsidiaries to conduct their businesses in substantially the same manner as currently conducted and shall not permit Company or any of the Subsidiaries to do anything other than in the normal, usual and ordinary course of business and in accordance with past practice, and (ii) take all reasonable measures necessary or appropriate to preserve intact the business organizations of Company and the Subsidiaries and to keep in full force and effect all Permits held by Company and the Subsidiaries;

     (b) cause Company and the Subsidiaries to give Buyer and its authorized representatives reasonable access during normal business hours to all of Company's and the Subsidiaries' employees, properties, facilities, assets, books, records, financial statements and contracts, and shall furnish Buyer with all such financial and other information concerning the business, affairs, operations, properties and financial condition of Company and the Subsidiaries as Buyer may reasonably request;

     (c) cause the Company and the Subsidiaries to comply in all material respects with all laws, rules, regulations and orders of any governmental or regulatory authorities applicable to them, or their respective businesses, operations or properties, and to comply in all material respects with the terms of each Contract to which they, or any of them, are a party or by which they, or any of them, are bound;

     (d) not permit Company or any of the Subsidiaries to (i) merge or consolidate with, sell substantially all of its assets to, or otherwise engage in a business combination transaction with any other entity, or enter into or continue any negotiations or discussions, or enter into a Contract, with regard thereto, or (ii) pay or declare any dividend or other distribution in respect of its capital stock or other securities, or reacquire or repurchase any of its capital stock or other securities, except as otherwise expressly provided herein, or (iii) repay any indebtedness owed to Progressive, or (iv) incur any Liabilities other than in the usual and ordinary course of business, or (v) enter into any Contract or other transaction other than in the usual and ordinary course of business; and

     (e) not enter into or continue any negotiations or discussions, or enter into a Contract, with regard to the sale of any of the Shares; and

     (f) not permit Company or any of the Subsidiaries to amend or modify its certificate of incorporation or by-laws.

ARTICLE 9.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.
-------------------------------------------------------

     Section 9.1 Unless all of the following conditions are satisfied in full at the Closing or shall have been waived by Buyer, Buyer shall not be obligated to purchase the Shares, or any of them, and shall not otherwise be obligated to effect any of the transactions contemplated by this Agreement:

     (a) Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects (except where the representation and warranty is already qualified as to materiality, in which case the representation and warranty as so qualified shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date, as if each were again made at such time;

     (b) Seller has performed or observed in all material respects each of the agreements and covenants contained herein to be performed or observed by it prior to the Closing (except where the agreement or covenant is already qualified as to materiality, in which case the agreement or covenant as so qualified shall be observed or performed in all respects);

     (c) There shall not have been any surrender, revocation, restriction, modification, suspension or cancellation of any of the Permits held by the Company or any of the Subsidiaries as of the date of this Agreement which is material to the business or operations of Company and the Subsidiaries, taken as a whole, or the commencement or existence of any proceeding to suspend, revoke, restrict, modify or cancel any such Permit;

     (d) In each instance in which such consent is required under any material Contract (excluding the Producer Agreements) to which Seller, Company or any of the Subsidiaries is subject or bound, Seller, Company or such Subsidiary (as applicable) shall have secured the written consent of the other contracting party to the sale, and the transfer of title and ownership of, the Shares to Buyer, as herein provided;

     (e) No claim, investigation, proceeding or litigation, either administrative or judicial, shall be commenced or pending against Seller, Buyer, Company or any of the Subsidiaries (i) for the purpose of enjoining, delaying or preventing the consummation of the transactions contemplated by this Agreement,
(ii) which alleges that this Agreement, or the consummation of the transactions contemplated hereby, is improper or illegal, or (iii) which, if decided adversely, might affect the right of Buyer to purchase or retain the Shares, or to continue to conduct the businesses of the Subsidiaries as currently conducted or might otherwise have a Material Adverse Effect;

     (f) Seller shall have made all of the deliveries required to be made by it at Closing;

     (g) There shall have been furnished to Buyer a Certificate, dated as of the Closing Date, signed by Seller to the effect that all of the conditions set forth in Subsections 9.1(a), (b), (c), (d) and (f) hereof and, to the best knowledge and belief of Seller, the conditions set forth at Subsection 9.1(e) hereof, has been satisfied or waived by Buyer.

     Section 9.2 Seller hereby covenants and agrees to use all reasonable effort to cause each of the conditions precedent set forth at Section 9.1 hereof to be satisfied as of the date scheduled for Closing.

ARTICLE 10.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.
---------------------------------------------------------

     Section 10.1 Unless all of the following conditions are satisfied in full at the Closing or shall have been waived by Seller, Seller shall not be obligated to sell the Shares, or any of them to Buyer, and Seller shall not otherwise be obligated to effect any of the transactions contemplated by this
Agreement:

     (a) All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if each were again made at such time;

     (b) Buyer shall have performed or observed in all material respects each of the agreements and covenants contained herein to be performed or observed by Buyer prior to Closing;

     (c) Seller, Company and/or the Subsidiaries shall have obtained all of the consents referred to in Subsection 9.1(d) hereof (excluding the Producer Agreements);

     (d) None of the events described in Subsection 9.1(e) shall have occurred;

     (e) Buyer shall have made all of the deliveries required to be made by it at Closing; and

     (f) There shall have been furnished to Seller a certificate, dated as of the Closing Date, signed by Buyer to the effect that all of the conditions set forth in Subsections 10.1(a), (b) and (e), to the best knowledge and belief of Buyer, the conditions set forth in Subsections 10.1 (c) and (d) hereof, have been satisfied or waived by Seller.

     Section 10.2 Buyer covenants and agrees to use all reasonable effort to cause each of the conditions precedent set forth at Sections 10.1 hereof to be satisfied as of the date scheduled for Closing.

ARTICLE 11.  TERMINATION.
------------------------

     Section 11.1 This Agreement may be terminated at any time prior to Closing under any of the following circumstances:

     (a) This Agreement may be terminated by written instrument duly executed by or on behalf of Buyer and Seller.

     (b) Provided that Buyer is not then in default in any material respect hereunder, this Agreement may be terminated by Buyer if Seller shall fail to observe or perform in any material respect any of its covenants or obligations hereunder (except where the agreement or covenant is already qualified as to materiality, in which case the agreement or covenant as so qualified shall be observed or performed in all respects), or if Seller shall breach, in any material respect, any of its representations or warranties hereunder (except where the representation and warranty is already qualified as to materiality, in which case the representation and warranty as so qualified shall be true and correct in all respects), and such failure or breach shall continue for ten (10) or more days after Seller has received written notice thereof.

     (c) Provided that Seller is not then in default in any material respect hereunder, this Agreement may be terminated by Seller if Buyer shall fail to observe or perform in any material respect any of its covenants or obligations hereunder(except where the agreement or covenant is already qualified as to materiality, in which case the agreement or covenant as so qualified shall be observed or performed in all respects), or if Buyer shall breach, in any material respect, any of its representations or warranties hereunder (except where the representation and warranty is already qualified as to materiality, in which case the representation and warranty as so qualified shall be true and correct in all respects), and such failure or breach shall continue for ten (10) or more days after Buyer has received written notice thereof.

     (d) If, in the absence of a material default by either party, the Closing shall not have occurred prior to September 30, 2002, then either party shall have the right to terminate this Agreement prior to the Closing by giving written notice to the other party.

     Section 11.2 If for any reason this Agreement shall have been terminated under Section 11.1 hereof, then (a) this Agreement shall thenceforth be null and void, and neither of the parties hereto shall have any further obligation to the others hereunder for any action taken in good faith as contemplated in this Agreement, except in the case of a termination pursuant to Subsection 11.1(b) or
(c) hereof, in which case the non-breaching party shall retain and may pursue all available rights and remedies for such breach; (b) Buyer, its corporate affiliates and all of their respective officers, agents, and employees, (i) will, for a period of four (4) years commencing on the effective date of such termination, treat as confidential all documents and other information furnished by Company, Seller or the Subsidiaries in connection herewith (including, without limitation, any policyholder list or information and except for information which is or becomes in the public domain without any breach of this covenant) and, unless required to do so by law, will not divulge any of same to third parties, (ii) will not solicit any policyholders or consumers named in the policyholder list, or otherwise use the policyholder information to compete with or otherwise to the detriment of Company, Seller or the Subsidiaries (provided that the foregoing shall not prohibit solicitations as part of a general advertising or marketing campaign through television, radio, newspapers, internet, mass mailing or other media of general circulation so long as not based on any policyholder list) and (iii) will not solicit or hire any of the four (4) senior managers of the Company for a period of one (1) year after the date of such termination, or any of the office managers of the Company or any of the Subsidiaries for a period of ninety (90) days after such date of termination, or induce any such person to terminate his or her employment with Company or any of the Subsidiaries, without Seller's prior written consent (excluding, in either case, any person who is involuntarily terminated by Company or any of the Subsidiaries); (c) Buyer will promptly return all written materials furnished to Buyer, its corporate affiliates, or any of their respective officers, agents, representatives or employees, by Company, Seller or Subsidiaries and will not retain any copies, extracts or summaries thereof; and
(d) Seller, its corporate affiliates and all of their respective officers, agents, and employees, will, for a period of four (4) years commencing on the effective date of such termination, treat as confidential all documents and other information furnished by Buyer in connection herewith (except for information which is or becomes in the public domain without any breach of this covenant) and, unless required to do so by law, will not divulge any of same to third parties.

ARTICLE 12.  FURTHER ASSURANCES.
-------------------------------

     From time to time after the Closing, Seller, at its own expense, will do all such further acts and things, and will promptly execute and deliver to Buyer all such further deeds, bills of sale, conveyances, assignments, assurances or other documents of transfer, as Buyer may reasonably request in order to vest and confirm the Shares in Buyer and carry out the transactions contemplated by this Agreement.

ARTICLE 13.  INDEMNIFICATION.
----------------------------

     Section 13.1 Indemnification by Seller. Subject to Sections 13.3 and 13.4 hereof, Seller hereby agrees to indemnify, defend and hold harmless Buyer, Company, the Subsidiaries and their respective successors and permitted assigns from and against any and all claims, actions, causes of actions, obligations, losses, liabilities, damages, deficiencies, costs and/or expenses (including, without limitation, interest, penalties, reasonable costs of investigation and defense, and reasonable attorneys', accountants' and experts' fees and disbursements) (collectively, "Claims and Losses") which Buyer, Company or any of the Subsidiaries shall incur or suffer arising out of, or resulting from any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or in any Exhibit hereto, certificate or other document delivered by or on behalf of Seller pursuant to this Agreement.

     Section 13.2 Indemnification by Buyer. Subject to Sections 13.3 and 13.4 hereof, Buyer hereby agrees to indemnify, defend and hold harmless Seller, its successors and assigns, from and against any and all Claims and Losses which Seller shall incur or suffer arising out of or resulting from any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any Exhibit hereto, certificate or other document delivered by or on behalf of Buyer pursuant to this Agreement.

     Section 13.3 Notice and Opportunity to Defend.


     (a) Notice of Asserted Liability. Promptly after receipt by either party hereto (the "Indemnified Party") of notice of any demand or claim or the commencement of any action, proceeding or investigation or any other matter that may result in a claim for indemnification under Section 13.1 or 13.2 (an "Asserted Liability"), the Indemnified Party shall give written notice thereof (the "Claim Notice") to the party obligated to provide indemnification pursuant to Section 13.1 or 13.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate, among other matters, the party or parties asserting the claim, the facts and circumstances surrounding the claim and the amount (estimated, if necessary) of the loss or damage that has been or may be suffered by the Indemnified Party. Subject to Section 13.4 hereof, any failure on the part of the Indemnified Party to provide such Claims Notice, or any delay in providing such Notice, shall not adversely affect the Indemnified Party's right to indemnification hereunder, or release the Indemnifying Party from the obligation to provide such indemnification, except to the extent that the ability of the Indemnifying Party to effectively defend against the Asserted Liability has actually been prejudiced thereby.

     (b) Opportunity to Defend. The Indemnifying Party shall satisfy or defend, at its own expense and by its own counsel (provided such counsel is reasonably satisfactory to the Indemnified Party), any Asserted Liability for which it is obligated to provide indemnification hereunder. The Indemnifying Party shall within fourteen (14) days after receiving a Claim Notice (or sooner, if the nature of the Asserted Liability, or the requirements of any related litigation or proceeding, so requires) notify the Indemnified Party of its election to either satisfy or defend against the Asserted Liability, and the Indemnified Party shall reasonably cooperate in any compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects to defend the Asserted Liability, it may settle or compromise the claim but only in accordance with the provisions hereof. If the Indemnifying Party fails to satisfy or defend the Asserted Liability as herein required, fails to notify the Indemnified Party of its election as herein provided, abandons its efforts to compromise or defend against the Asserted Liability or contests its obligation under this Agreement to provide indemnity for such Asserted Liability, the Indemnified Party may pay, compromise or defend such Asserted Liability, without prejudice to or compromise of its rights to indemnification. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the reasonable objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed; provided further that it shall be reasonable for the Indemnified Party to require, as an unconditional term of the settlement or compromise (i.e., there being no requirement that the Indemnified Party pay any amount of money or give any other consideration), that the claimant or plaintiff give to the Indemnified Party a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of the Asserted Liability. In any event, the Indemnified Party may participate, at its own expense, in the defense of any such Asserted Liability; provided, however, that, notwithstanding the foregoing, the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel of the Indemnified Party if (i) the use of counsel chosen by the Indemnifying Party would present such counsel with a conflict of interest (provided such conflict was communicated to the Indemnifying Party by the Indemnified Party when the Indemnified Party's consent to such counsel was requested), or (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party and the Indemnifying Party's counsel refuses to assert such defenses on the Indemnified Party's behalf. If the Indemnifying Party chooses to defend against any claim, the Indemnified Party shall make reasonably available to the Indemnifying Party any books, records or other documents, and any available witnesses and/or testimony, within its control that are necessary or appropriate for and shall otherwise reasonably cooperate with such defense. If the Indemnified Party defends against any claim in accordance with this Subsection, the Indemnifying Party shall make reasonably available to the Indemnified Party any books, records or other documents, and any available witnesses and/or testimony, within its control that are necessary or appropriate for and shall otherwise reasonably cooperate with such defense.

     Section 13.4 Limitations on Indemnification. Rights to indemnification under this Agreement are subject to the following limitations:

     (a) The obligation to provide indemnification ("Indemnity Obligation") with respect to the representations and warranties set forth in Subsections 3.1(a)(i), (b)(i), (c), (e), (f), (g), (u), (v) and (w), and in Subsections
4.1(b), (c), (d) and (e), have no expiration or termination date.

     (b) Except as otherwise provided in Subsection 13.4(a), the Indemnity Obligation relating to any of the representations, warranties, covenants or agreements contained in this Agreement shall terminate on the date (the "Termination Date") which is the third (3rd) anniversary of the Closing Date, but the Indemnity Obligation for any claim relating to any such representation, warranty, covenant or agreement shall continue after the Termination Date until such claim is resolved and satisfied if the party entitled to such indemnification has provided to the party required to provide such indemnification prior to the Termination date a Claims Notice which satisfies the requirements of Subsection 13.3(a) hereof.

     (c) Except with respect to third-party claims being defended in good faith and claims for indemnification with respect to which there exist a good faith dispute, the Indemnifying Party shall satisfy its obligations with respect to any Claims and Losses under this Article 13 within thirty (30) days after receipt of the related Claim Notice.

     (d) Each party shall be entitled to indemnification hereunder with respect to any Claims and Losses (or if more than one claim for indemnification is asserted, with respect to all such Claims and Losses), only to the extent that the cumulative aggregate amount of all Claims and Losses incurred by such party with respect to any claim or claims for which indemnification may be sought hereunder exceeds $25,000.00 (the "Indemnity Threshold") (except as provided in
Section 5.1(a)). The aggregate liability of either Buyer or the Seller, as applicable, under this Article 13, shall not exceed $500,000.00; provided that nothing in this Article 13 shall limit Buyer's obligation to pay the Purchase Price in accordance herewith. For purposes of this section only, in determining whether there was any failure to disclose, breach or failure of observance or performance or any untruth or incorrect statement with regard to any representation, warranty, covenant or agreement, the terms "material" and "materially," as used in such representation, warranty, covenant and agreement, shall be deemed to mean a cost or liability to the Indemnified Party in amount equal to or greater than $2,500.00.

     (e) All Claims and Losses shall be computed net of any tax benefit actually received or to be received by the Indemnified Party with respect thereto; provided, however, that in all cases, the timing of the realization of such tax benefit by the Indemnified Party shall be taken into account in determining the amount of such reduction of Claims and Losses.

     (f) The indemnification provisions of this Article 13 shall be the sole monetary remedy available to each of Buyer and Seller for the breach of any representation, warranty, covenant or agreement in this Agreement or otherwise relating to or arising out of the purchase or sale of the Shares, Company and/or the Subsidiaries. Equitable remedies shall remain available to each of Buyer and Seller, provided that no unjust enrichment results from the enforcement of such remedies.

ARTICLE 14.  CLOSING INCOME STATEMENT.
-------------------------------------

     Section 14.1 As soon as practicable, but no later than sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Seller a consolidated income statement for the Company and its Subsidiaries which will fairly present the consolidated net income or loss of Company and the Subsidiaries for the period commencing on June 1, 2002 and ending on the Closing Date, determined in accordance with Section 14.3 below ("Preliminary Income Statement").

     Section 14.2 Seller shall have a period of up to thirty (30) days ("Review Period") after receipt thereof within which to review and examine the Preliminary Income Statement, including all related books and records of the Company and the Subsidiaries. If Seller disputes any portion of the Preliminary Income Statement, Seller shall provide written notice thereof to Buyer within five (5) days after the expiration of the Review Period, explaining in reasonable detail the nature and amount of such dispute. The amount of net loss (if any) which is not then disputed by Seller will be promptly paid by Seller to Buyer. Any issues or disagreements relating to the Preliminary Income Statement, which are not resolved to the mutual satisfaction of the parties hereto within twenty (20) days after expiration of the Review Period will be submitted for determination to an independent public accounting firm to be selected by mutual agreement of Seller and Buyer. The determination of that accounting firm on any such matter will be final and binding upon the parties. The cost of such firm's involvement will be shared equally by Buyer and Seller. The resulting income statement, including any adjustments made pursuant to this Section 14.2, is referred to as the "Closing Income Statement."

     Section 14.3 Seller represents and warrants to Buyer that the books and records of the Company will fairly and accurately present the information necessary to compute the Preliminary Income Statement in accordance herewith. Buyer hereby covenants to Seller that the Closing Income Statement will fairly and accurately present the consolidated net income or loss of Company and the Subsidiaries for the specified period, determined in accordance with GAAP consistently applied, in accordance with the Company's books and records. Seller agrees that in preparing Progressive's consolidated tax returns which include the period prior to the Closing Date, the starting point of book income (or loss) of the Company and its Subsidiaries will be consistent with the Closing Income Statement.

ARTICLE 15.  EXPENSES.
---------------------

     Except as expressly provided herein, each party hereto shall be responsible for all costs and expenses (including, without limitation, all legal, accounting and consultant fees and all tax Liabilities) incurred at its initiative or to which it may be or become subject, in connection with this Agreement and/or in preparation for or as a result of the transactions contemplated hereunder.

ARTICLE 16.  NOTICE.
-------------------

     Any notice or other communication required or permitted to be given hereunder shall be hand-delivered, or sent by courier or overnight delivery service, transmitted by facsimile or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     (a) If to Seller:
         Progressive Agency Holdings Corp.
         Attn: Meryl Golden, President
         185 Plains Road, Suite 300E
         Milford, CT  06460
         Fax: (203) 301-6044

         With a copy to:
         Chief Legal Officer
         The Progressive Corporation
         300 North Commons Blvd., Box OHF11
         Mayfield Village, OH 44143
         Fax: 440/395-0280

     (b) If to Buyer:
         Blast Acquisition Corp.
         c/o DCAP Group, Inc.
         1158 Broadway
          Hewlett, NY 11557
         Attn: Barry B. Goldstein, Chief Executive Officer
         Fax: (516) 295-295

         With a copy to:
         Certilman Balin Adler & Hyman LLP
         90 Merrick Avenue
         East Meadow, NY 11554
         Attn: Fred Skolnik, Esq.
         Fax: (516) 296-7111

or to such other addresses as the parties may from time to time designate in writing in the manner provided in this Article 16. All notices given hereunder shall be effective when received.

ARTICLE 17.  MISCELLANEOUS PROVISIONS.
-------------------------------------

     Section 17.1 Entire Agreement. This Agreement, together with the Disclosure Statement and other Exhibits attached hereto, constitute and include the complete understanding and agreement between the parties hereto with respect to the subject matter hereof. Except as expressly provided herein, all prior or contemporaneous representations, covenants, undertakings and agreements between the parties with respect to the subject matter hereof are superseded hereby and are of no further force or effect.

     Section 17.2 Successors and Assigns; No Third Party Rights. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective legal representatives, successors and permitted assigns, as the case may be; provided, however, that neither of the parties hereto may assign this Agreement, or any rights or obligations hereunder, without the prior written approval of the other party, and that upon any such approved assignment, the assigning party will not be relieved of or released from any obligations under this Agreement unless the non-assigning party specifically agrees to such a release in writing. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assign pursuant to this Section 17.2.

     Section 17.3 Rights and Remedies. Except as otherwise provided herein, no right or remedy conferred upon or reserved to either party by this Agreement shall exclude any other right or remedy, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available at law or in equity. Neither party hereto shall be deemed to have waived any right or remedy unless such waiver shall be in writing, nor shall the waiver of any right or remedy be deemed or construed to be a waiver of any other right or remedy or as a waiver of the same right or remedy on a different occasion.

     Section 17.4 Public Announcements. No public announcement of the execution of this Agreement or the consummation of any of the transactions contemplated hereby shall be made by Seller unless the time, place, content and method of distribution thereof shall have been approved in writing by Buyer. No public announcement of the execution of this Agreement or the consummation of any of the transactions contemplated hereby shall be made by Buyer, Company or any of the Subsidiaries, unless the time, place, content and method of distribution thereof shall have been approved in writing by Seller. Notwithstanding the foregoing, after the Closing, Buyer is permitted to make any disclosures or public announcements of the transactions contemplated herebyif Buyer shall reasonably determine that such disclosure is required in order for Buyer or its affiliates to comply with applicable securities laws and regulations, provided that Buyer agrees to provide Seller with copies of such proposed disclosures or announcements in advance of publication with a reasonable opportunity to comment thereon.

     Section 17.5 Amendment. Once executed by the parties hereto, this Agreement may not be amended or terminated orally, but only by an instrument in writing duly executed by both of the parties hereto.

     Section 17.6 Interpretation and Construction.
                  -------------------------------

     (a) This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of New York, excluding principles regarding choice of laws. Subject to Section 6.4 hereof, in the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect. Whenever any representation or warranty is made "to the knowledge of Seller," or words of similar import, the phrase encompasses the knowledge, after reasonable investigation, of any of the individuals who are executive officers of Seller as of the date of this Agreement.

     (b) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but shall be interpreted as "and/or."

     (c) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 17.7 Time of the Essence. Time is of the essence in each party's performance of its respective obligations under this Agreement, including, without limitation, Buyer's obligations to pay Deferred Installments and/or interest as required under, but subject to the provisions of, Section 1 hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereunder have executed and delivered this Agreement, as of the date first written above, in any number of counterparts, each of which fully executed counterparts shall be deemed an original for all purposes.


                                   SELLER:

                                   PROGRESSIVE AGENCY HOLDINGS CORP.

                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------



                                   BUYER:

                                   BLAST ACQUISITION CORP.


                                   By:______________________________
                                   Name:___________________________
                                   Title:____________________________

                                    SCHEDULE
                                       OF
                                    EXHIBITS


Exhibit Description                                                     Exhibit

Form of Security Agreement                                                 A

Form of Opinion of Seller's In-House Counsel                               B

Form of Statement by Seller                                                C

Form of Seller's Guaranty                                                  D

Form of Opinion of Buyer's Counsel                                         E

Form of Buyer's Guaranty                                                   F

Disclosure Schedule                                                        G

Financial Statements                                                       H